                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-58604) of our report dated August 6, 1999 relating to the financial statements and financial statement schedule of Transocean Sedco Forex Inc. (previously Sedco Forex Holdings Limited) for the year ended December 31, 1998, which appears in Transocean Sedco Forex Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 9, 2001